FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                                   KNOLL, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3873847
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:     Name of each exchange on which each
                                             class is to be registered:

Common Stock, par value $0.01 per share      New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-118901

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
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     The Registrant incorporates herein by reference the sections entitled
"Description of Capital Stock," "Management-Board of Directors and Committees-Term of Directors and Composition of Board of Directors," "Management-Board of Directors and Committees-Term of Executive Officers" and "Risk Factors-Risks Related to Our Common Stock and this Offering-Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company" and contained in the Prospectus portion of the Registrant's Registration Statement on Form S-1 File No. 333-118901, as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on September 10, 2004 and any subsequent amendments thereto. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.   Exhibits
-------   --------

     Not applicable.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


KNOLL, INC.

Date: December 3, 2004


By: /s/ Barry L. McCabe
    ------------------------------
    Name:  Barry L. McCabe
    Title: Senior Vice President and
           Chief Financial Officer